Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kristen Galfetti

kgalfetti@amagpharma.com

(617) 498-3362

AMAG Pharmaceuticals Receives Complete Response Letter from FDA for Ferumoxytol

LEXINGTON, MA (October 20, 2008) – AMAG Pharmaceuticals, Inc. (NASDAQ:AMAG) today announced that it has received a complete response letter from the U.S. Food and Drug Administration (FDA) for ferumoxytol for the treatment of iron deficiency anemia in chronic kidney disease patients. The Company submitted its New Drug Application for marketing approval of ferumoxytol in December 2007.

The Company believes that it can address the issues raised by the FDA in its complete response letter in a timely manner without conducting any additional clinical trials prior to approval. In addition, the Company continues preparations for the intended commercial launch of ferumoxytol during the first quarter of 2009.

“We believe that we will be able to provide the information requested by the FDA in an expeditious manner,” stated Brian J.G. Pereira, President and Chief Executive Officer of AMAG Pharmaceuticals, Inc. “We will continue to work closely with the FDA and look forward to bringing ferumoxytol to market, which if approved, could provide a new treatment option for chronic kidney disease patients with iron deficiency anemia.”

About Ferumoxytol

Ferumoxytol, the Company’s key product candidate, is being developed for use as an intravenous iron replacement therapeutic agent for the treatment of iron deficiency anemia and as a diagnostic agent for vascular-enhanced magnetic resonance imaging to assess peripheral arterial disease.

About AMAG Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc. is a biopharmaceutical company that utilizes its proprietary technology for the development and commercialization of therapeutic iron compounds to treat anemia and novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease.

100 Hayden Avenue, Lexington, MA 02421
(617) 498-3300

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Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding the Company’s belief that it can address the issues raised and provide the information requested by the FDA in its complete response letter in a timely and expeditious manner and without conducting any additional clinical trials prior to approval, and statements regarding the Company’s continued preparations for the intended commercial launch of ferumoxytol during the first quarter of 2009, are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward looking statements. Such risks and uncertainties include:  (1) The possibility that we may not be able to adequately address the issues raised and provide the information requested by the FDA in the ferumoxytol complete response letter and obtain the necessary regulatory approvals in order to market and sell ferumoxytol, or the possibility that we may not be able address such issues, provide such information or obtain such approvals in a timely manner, (2) the fact that we have limited sales and marketing expertise, (3) uncertainties regarding our ability to successfully compete in the intravenous iron replacement and imaging markets, (4) uncertainties regarding our ability to obtain favorable coverage, pricing and reimbursement for ferumoxytol, if approved, (5) uncertainties regarding our ability to manufacture ferumoxytol, (6) uncertainties relating to our patents and proprietary rights, and (7) other risks identified in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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